UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
November 27, 2012
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2012, Callon Petroleum Operating Company, a subsidiary of Callon Petroleum Company (the “Company”), entered into an agreement to sell its 11.25% working interest in the Habanero field (Garden Banks Block 341 on the Outer Continental Shelf of the Gulf of Mexico off the coast of Louisiana) to Shell Offshore Inc., a subsidiary of Royal Dutch Shell plc (NYSE:RDS.B), for a contemplated base purchase price of USD $42 million, less customary downward adjustments estimated to be USD $3 million, offset by the reimbursement of approximately USD $0.5 million for costs previously paid related to the drilling of the sidetrack #2 well. The effective date of this transaction will be October 1, 2012, and it is expected to close on or before December 28, 2012, subject to the exercise of preferential rights and customary closing conditions. The Company plans to use the cash proceeds from this asset divestiture, net of purchase price adjustments, to repay borrowings under its revolving credit facility.

The Company's net interest in the Habanero field produced approximately 336 barrels of oil per day and 506 thousand cubic feet of natural gas per day during the month of October 2012, or approximately 8.7% of the Company's total production for this time period. As of December 31, 2011, the Company's net proved reserves related to the Habanero field were 1.373 million barrels of oil equivalent, with approximately 84% classified as proved undeveloped, as presented in the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2011.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On November 28, 2012, the Company issued a press release, attached as Exhibit 99.1, announcing the entry into the above-referenced agreement to sell its interest in the Habanero field. On November 28, 2012, the Company issued a subsequent press release to amend the previous release, attached as Exhibit 99.2, to clarify the Habanero field production data provided. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

The information set forth in the attached Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated November 28, 2012 announcing Callon Petroleum Company's agreement to sell deepwater Habanero interest.

99.2	Press release dated November 28, 2012 clarifying production data related to the announced sale of the Company's deepwater Habanero interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

December 3, 2012	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated November 28, 2012 announcing Callon Petroleum Company's agreement to sell deepwater Habanero interest.

99.2	Press release dated November 28, 2012 clarifying production data related to the announced sale of the Company's deepwater Habanero interest.